EXHIBIT 99.1

Press Release

Escalade Reports Third Quarter 2021 Results

Highlights

●	Revenue increased to $81.3 million vs. $78.1 million in Q3 2020 and $45.8 million in Q3 2019
●	Gross margin declined 760 basis points to 22.5% vs. 30.1% in Q3 2020
●	Operating income of $7.7 million vs. $12.8 million in Q3 2020 and $2.9 million in Q3 2019
●	Quarterly Diluted EPS of $0.43 per share vs. $0.71 in Q3 2020 and $0.18 in Q3 2019
●	YTD Diluted EPS of $1.40 per share vs. $1.47 in 2020 and $0.32 in 2019

Evansville, IN (October 28, 2021) Escalade, Incorporated (NASDAQ: ESCA) – today announced its third quarter results for 2021, ended October 2, 2021. The Company posted quarterly revenue of $81.3 million, an increase of 4.1% over prior year. Quarterly diluted earnings per share were $0.43, a decline of 39.5% vs. Q3 2020, and an increase of 140% vs. Q3 2019.

Three Year Quarterly Comparison

	Three Months Ended
All Amounts in Thousands	October 2, 2021	October 3, 2020	October 5, 2019

Net sales	$81,298	$78,069	$45,756
Cost of products sold	62,992	54,548	35,717
Gross Profit	18,306	23,521	10,039
	22.5%	30.1%	21.9%

Operating Income	7,672	12,815	2,899

Net Income	5,966	10,186	2,540

Diluted earnings per share	$0.43	$0.71	$0.18

“Third quarter results reflect continued demand for our products, offset by sharply higher transportation expenses, raw material costs, currency exchange rates, increased wage pressure, and inventory handling costs. Combined, these expenses negatively impacted earnings per share by more than 20 cents in the quarter and 40 cents per share for the nine months. Global supply chain issues have intensified and the costs to keep goods flowing to our customers have soared. The Company is taking action on several fronts to address the margin compression and long lead times. In addition to raising prices where necessary, we are redesigning products to reduce costs while maintaining quality, moving some production from Asia to our North American facilities, and adding warehouse capacity to store additional buffer inventory. Despite these challenges, we are continuing to invest in our brands to support long-term growth.” said Walter P. Glazer, Jr., Interim President and CEO of Escalade, Inc.

“Year to date sales are up 20.8% and net income decreased 6.3% due to the aforementioned cost pressures and to a lesser extent, our sales mix,” continued Glazer. “With the critical holiday selling season ahead of us, our teams are well prepared to serve our retail partners and meet consumer demand. We have invested heavily to make sure we have ample inventory despite the supply chain issues.”

Net sales for the third quarter of 2021 were $81.3 million compared to net sales of $78.1 million for the same quarter in 2020, an increase of $3.2 million or 4.1%.

Gross margin ratio for the third quarter of 2021 was 22.5%, compared to 30.1% for the same period in the prior year. Gross profit for the third quarter of 2021 was $18.3 million compared to gross profit of $23.5 million for the same quarter in 2020.

Selling, general and administrative expenses (SG&A) were $10.2 million for the quarter compared to $10.4 million for the same period in the prior year, a decrease of $0.2 million or 1.7%. SG&A, as a percent of sales, for the third quarter of 2021 decreased to 12.6% from 13.3% reported for the same period prior year.

Operating income for the third quarter of 2021 was $7.7 million compared to operating income of $12.8 million for the same period in the prior year.

Net income for the third quarter of 2021 was $6.0 million, or $0.43 diluted earnings per share compared to net income of $10.2 million, or $0.71 diluted earnings per share for the same quarter in 2020.

The Company announced a quarterly dividend of $0.14 per share to be paid to all shareholders of record on December 6, 2021 and disbursed on December 13, 2021.

Escalade is a leading manufacturer and marketer of sporting goods products sold worldwide. To obtain more information on the Company and its products, visit our website at: www.EscaladeInc.com or contact Patrick Griffin, Vice President of Corporate Development & Investor Relations at 812/467-1358.

ABOUT ESCALADE SPORTS

Headquartered in Evansville, IN, Escalade Sports is a global manufacturer and distributor of sports and outdoor recreational equipment.  Leaders in their respective categories, Escalade Sports’ brands include Bear® Archery, Bear X™, Trophy Ridge®, Rocket®, SIK® and Cajun Bowfishing™ archery equipment; STIGA® and Ping-Pong® table tennis; Accudart® and Unicorn® darting; RAVE Sports® water recreation products; Atomic®, Victory Tailgate®, Triumph™ Sports, Viva Sol®, Zume Games® recreational games; DURA® and Onix® pickleball equipment; Goalrilla™, Goalsetter® residential in-ground basketball systems, Goaliath® and Silverback® residential in-ground and portable basketball goals; Lifeline® and the STEP® fitness products; Woodplay® premium playsets; American Heritage Billiards® - premium billiards and game room assortment; and Cue&Case® - a leader in specialty billiard accessories. Escalade Sports’ products are available at sporting goods dealers and independent retailers nationwide. For more information on Escalade Sports, its brands, instruction manuals, retailers, warranty, replacement parts or customer service, please call 1-888-784-4288 or visit www.escaladesports.com

FORWARD-LOOKING STATEMENTS

This report contains forward-looking statements relating to present or future trends or factors that are subject to risks and uncertainties. These risks include, but are not limited to: specific and overall impacts of the COVID-19 global pandemic on Escalade’s financial condition and results of operations; Escalade’s plans and expectations surrounding the transition to its Interim Chief Executive Officer and all potential related effects and consequences; the impact of competitive products and pricing; product demand and market acceptance; new product development; Escalade’s ability to achieve its business objectives, especially with respect to its Sporting Goods business on which it has chosen to focus; Escalade’s ability to successfully achieve the anticipated results of strategic transactions, including the integration of the operations of acquired assets and businesses and of divestitures or discontinuances of certain operations, assets, brands, and products; the continuation and development of key customer, supplier, licensing and other business relationships; Escalade’s ability to develop and implement our own direct to consumer e-commerce distribution channel; Escalade’s ability to successfully negotiate the shifting retail environment and changes in consumer buying habits; the financial health of our customers; disruptions or delays in our business operations, including without limitation disruptions or delays in our supply chain, arising from political unrest, war, labor strikes, natural disasters, public health crises such as the coronavirus pandemic, and other events and circumstances beyond our control; Escalade’s ability to control costs; Escalade’s ability to successfully implement actions to lessen the potential impacts of tariffs and other trade restrictions applicable to our products and raw materials, including impacts on the costs of producing our goods, importing products and materials into our markets for sale, and on the pricing of our products; general economic conditions; fluctuation in operating results; changes in foreign currency exchange rates; changes in the securities markets; Escalade’s ability to obtain financing and to maintain compliance with the terms of such financing; the availability, integration and effective operation of information systems and other technology, and the potential interruption of such systems or technology; risks related to data security of privacy breaches; and other risks detailed from time to time in Escalade’s filings with the Securities and Exchange Commission. Escalade’s future financial performance could differ materially from the expectations of management contained herein. Escalade undertakes no obligation to release revisions to these forward-looking statements after the date of this report.

Escalade, Incorporated and Subsidiaries

Consolidated Statements of Operations

(Unaudited, In Thousands Except Per Share Data)

	Three Months Ended		Nine Months Ended
All Amounts in Thousands Except Per Share Data	October 2, 2021	October 3, 2020	October 2, 2021	October 3, 2020

Net sales	$81,298	$78,069	$240,168	$198,882

Costs and Expenses
Cost of products sold	62,992	54,548	179,355	141,911
Selling, administrative and general expenses	10,202	10,374	33,888	29,752
Amortization	432	332	1,438	1,108

Operating Income	7,672	12,815	25,487	26,111

Other Income (Expense)
Interest expense	(414)	(44)	(1,035)	(148)
Other income	68	40	124	108

Income Before Income Taxes	7,326	12,811	24,576	26,071

Provision for Income Taxes	1,360	2,625	5,042	5,224

Net Income	$5,966	$10,186	$19,534	$20,847

Earnings Per Share Data:
Basic earnings per share	$0.44	$0.72	$1.41	$1.48
Diluted earnings per share	$0.43	$0.71	$1.40	$1.47

Dividends declared	$0.14	$0.140	$0.42	$0.390

Consolidated Balance Sheets

(Unaudited, In Thousands)

All Amounts in Thousands Except Share Information	October 2, 2021	December 26, 2020	October 3, 2020
	(Unaudited)	(Audited)	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$6,492	$3,505	$6,811
Receivables, less allowance of $636; $896; and $798; respectively	68,849	65,280	63,750
Inventories	91,755	72,488	63,738
Prepaid expenses	6,527	4,068	2,580
Prepaid income tax	--	57	--
TOTAL CURRENT ASSETS	173,623	145,398	136,879

Property, plant and equipment, net	24,000	18,232	16,029
Operating lease right-of-use assets	2,500	1,608	1,271
Intangible assets, net	21,207	22,645	17,739
Goodwill	32,695	32,695	26,749
Other assets	131	127	49
TOTAL ASSETS	$254,156	$220,705	$198,716

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Current portion of long-term debt	$7,143	$--	$--
Trade accounts payable	25,071	20,947	32,102
Accrued liabilities	18,100	24,271	18,702
Income tax payable	124	--	1,675
Current operating lease liabilities	990	854	693
TOTAL CURRENT LIABILITIES	51,428	46,072	53,172

Other Liabilities:
Long‑term debt	51,874	30,073	--
Deferred income tax liability	4,193	4,193	3,537
Operating lease liabilities	1,493	763	591
Other liabilities	448	448	387
TOTAL LIABILITIES	109,436	81,549	57,687

Stockholders' Equity:
Preferred stock:
Authorized 1,000,000 shares; no par value, none issued
Common stock:
Authorized 30,000,000 shares; no par value, issued and outstanding – 13,557,879; 13,919,380; and 14,169,404; shares respectively	13,558	13,919	14,169
Retained earnings	131,162	125,237	126,860
TOTAL STOCKHOLDERS' EQUITY	144,720	139,156	141,029
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$254,156	$220,705	$198,716